EAGLE BULK SHIPCO LLC
AND SUBSIDIARIES

Fleet List

Responsibility Statement

Condensed Consolidated Financial Statements as of and for the Three Months Ended
March 31, 2020 and 2019
(Unaudited)

Our Fleet

The 24 vessels in our owned fleet as of March 31, 2020 are fitted with cargo cranes and cargo grabs that enable our vessels to load and unload cargo in ports that do not have shore-side cargo handling infrastructure in place. Our owned vessels are flagged in the Marshall Islands and are employed on time and voyage charters. Our owned fleet as of March 31, 2020 included the following vessels:

Vessel	Class	Dwt	Year Built

Bittern	Supramax	57,809	2009
Canary	Supramax	57,809	2009
Cardinal	Supramax	55,362	2004
Crane	Supramax	57,809	2010
Crested Eagle	Supramax	55,989	2009
Crowned Eagle	Supramax	55,940	2008
Egret Bulker	Supramax	57,809	2010
Goldeneye	Supramax	52,421	2002
Hawk I	Supramax	50,296	2001
Jaeger	Supramax	52,483	2004
Oriole	Supramax	57,809	2011
Osprey I	Supramax	50,206	2002
Owl	Supramax	57,809	2011
Petrel Bulker	Supramax	57,809	2011
Puffin Bulker	Supramax	57,809	2011
Roadrunner Bulker	Supramax	57,809	2011
Sandpiper Bulker	Supramax	57,809	2011
Shanghai Eagle	Ultramax	63,438	2016
Shrike	Supramax	53,343	2003
Singapore Eagle	Ultramax	63,386	2017
Skua	Supramax	53,350	2003
Stamford Eagle	Ultramax	61,530	2016
Stellar Eagle	Supramax	55,989	2009
Tern	Supramax	50,209	2003

Responsibility Statement

        We confirm, to the best of our knowledge, that the condensed consolidated financial statements as of and for the three months ended March 31, 2020 and 2019 have been prepared in accordance with current applicable accounting standards, and give a true and fair view of the assets, liabilities, financial position and profit/(loss) for the Issuer and the Company taken as a whole.

Stamford, CT USA, 24 June 2020

The Management of Eagle Bulk Shipco LLC

/s/ Gary Vogel	President and Chief Executive Officer (Principal Executive Officer)
Gary Vogel

/s/ Frank De Costanzo	Vice President, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)
Frank De Costanzo

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$9,355,449	$6,444,499
Restricted cash - current	2,917,885	5,471,470
Accounts receivable, net of a reserve of $1,968,617 and $1,656,267, respectively	7,555,967	9,272,790
Prepaid expenses	1,359,509	1,162,068
Inventories	7,011,322	7,431,172
Other current assets	190,039	231,040
Total current assets	28,390,171	30,013,039
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $95,623,122 and $91,003,680, respectively	351,751,995	343,187,687
Deferred drydocking costs, net	10,488,552	9,975,466
Deferred financing costs - Super Senior Facility	—	166,111
Advance for scrubbers and ballast water treatment systems and other assets	1,106,627	8,032,399
Total noncurrent assets	363,347,174	361,361,663
Total assets	$391,737,345	$391,374,702
LIABILITIES & STOCKHOLDER'S EQUITY:
Current liabilities:
Accounts payable	$5,698,690	$4,760,789
Accrued interest	5,295,775	1,415,333
Other accrued liabilities	7,979,944	9,389,183
Unearned charter hire revenue	1,679,966	1,917,822
Current portion of long-term debt - Norwegian Bond Debt	8,000,000	8,000,000
Total current liabilities	28,654,375	25,483,127
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	176,221,096	175,867,310
Super Senior Facility, net of debt issuance costs	2,355,465	—
Total noncurrent liabilities	178,576,561	175,867,310
Total liabilities	207,230,936	201,350,437

Stockholder's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	360,092,997	360,092,997
Accumulated Deficit	(175,586,588)	(170,068,732)
Total Stockholder's equity	184,506,409	190,024,265
Total liabilities and Stockholder's equity	$391,737,345	$391,374,702

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
Revenues, net	$29,202,100	$30,782,314

Voyage expenses	10,053,724	11,024,284
Vessel expenses	11,337,472	10,905,168
Depreciation and amortization	5,748,144	4,786,951
General and administrative expenses	3,343,739	3,767,781
Gain on sale of vessels	—	(4,106,547)
Total operating expenses, net	30,483,079	26,377,637

Operating (loss)/income	(1,280,979)	4,404,677

Interest expense	4,272,319	4,391,071
Interest income	(35,442)	(246,095)
Other income, net	—	(761,296)
Total other expenses, net	4,236,877	3,383,680
Net (loss)/income and Comprehensive (loss)/income	$(5,517,856)	$1,020,997

         The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(Unaudited)

	Common shares amount	Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity

Balance at December 31, 2019	—	$360,092,997	$(170,068,732)	$190,024,265
Net loss	—	—	(5,517,856)	(5,517,856)
Balance at March 31, 2020	—	$360,092,997	$(175,586,588)	$184,506,409

	Common shares amount	Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity

Balance at December 31, 2018	—	$365,592,997	$(163,645,174)	$201,947,823
Net income	—	—	1,020,997	1,020,997
Balance at March 31, 2019	—	$365,592,997	$(162,624,177)	$202,968,820

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net (loss)/income	$(5,517,856)	$1,020,997
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation	4,619,442	4,050,719
Amortization of deferred drydocking costs	1,128,702	736,232
Amortization of debt discount and debt issuance costs	361,543	348,571
Drydocking expenditures	(1,641,788)	(2,461,453)
Gain on sale of vessels	—	(4,106,547)
Changes in operating assets and liabilities:
Accounts receivable and accounts receivable - related party	(1,832,689)	1,841,796
Prepaid expenses	(197,441)	(345,513)
Inventories	419,850	3,147,965
Accounts payable	418,900	400,603
Accrued interest	3,880,442	4,042,500
Other current assets	41,001	(520,535)
Accrued expenses	981,562	314,824
Unearned revenue	(237,856)	895,957
Net cash provided by operating activities	2,423,812	9,366,116

Cash flows from investing activities:
Vessel purchases and improvements	(89,545)	—
Cash paid for scrubbers and ballast water treatment systems	(8,040,233)	(4,122,054)
Proceeds from hull and machinery claims	3,549,512	—
Proceeds from sale of vessels	—	12,820,557
Net cash (used in)/provided by investing activities	(4,580,266)	8,698,503

Cash flows from financing activities:
Proceeds from Super Senior Facility	2,500,000	—
Other financing costs	13,819	—
Net cash provided by financing activities	2,513,819	—
Net increase in cash, cash equivalents and restricted cash	357,365	18,064,619
Cash, cash equivalents and restricted cash at beginning of period	11,915,969	30,152,708
Cash, cash equivalents and restricted cash at end of period	$12,273,334	$48,217,327

Supplemental cash flow information:
Cash paid during the period for interest	$30,333	—
Non-cash accruals for Scrubbers and ballast water systems included in Accounts payable and Other accrued liabilities	$3,373,733	$1,862,633

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. General Information:

        The accompanying condensed consolidated financial statements include the accounts of Eagle Bulk Shipco LLC ("Shipco" or "Issuer"), a limited liability company organized under the laws of Marshall Islands on September 20, 2016, and its wholly owned vessel owning subsidiaries (collectively, the "Company"). The Company is engaged in the ocean transportation of drybulk cargoes worldwide through the ownership, charter and operation of drybulk vessels. The Company's fleet is comprised of Supramax and Ultramax bulk carriers, which are considered to be Handymax class of vessels and the Company operates its business in one business segment. The operations of the vessels are managed by Eagle Bulk Management LLC, a wholly owned subsidiary of Eagle Bulk Shipping Inc. (the "Parent Company"). Shipco is a wholly owned subsidiary of the Parent Company.

        The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

        As of March 31, 2020, the Company owned and operated a modern fleet of 24 oceangoing vessels, 21 Supramax and three Ultramax, with a combined carrying capacity of 1,352,032 dwt and an average age of approximately 11.2 years.

There are no charterers for the Company that individually accounted for more than 10% of the Company’s revenue for the three months ended March 31, 2020 and 2019.

        Share capital as of March 31, 2020 and December 31, 2019 consists of 100 authorized and issued shares with no par value. The shares were issued to the Parent Company as its sole member.

On March 11, 2020, the World Health Organization declared the recent novel coronavirus (“COVID-19”) outbreak a pandemic. In response to the pandemic, many countries, ports and organizations, including those where the Company conducts a large part of its operations, have implemented measures to combat the pandemic, such as quarantines and travel restrictions. Such measures have caused and will likely continue to cause severe trade disruptions. The extent to which COVID-19 will impact the Company's results of operations and financial condition, including possible vessel impairments, will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain or treat its impact, among others. Accordingly, an estimate of the impact cannot be made at this time.

As of January 1, 2020, we adopted ASU No. 2016-13, "Financial Instruments—Credit Losses" ("ASU 2016-13"). ASU 2016-13 amends the current financial instrument impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. The adoption of the accounting standard did not have any material impact on our condensed consolidated financial statements.

The following table provides a reconciliation of Cash and cash equivalents and Restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the amounts shown in the Condensed Consolidated Statements of Cash Flows:

	March 31, 2020	December 31, 2019	March 31, 2019	December 31, 2018

Cash and cash equivalents	$9,355,449	$6,444,499	$29,009,099	$19,273,740

Restricted cash - current (1)	2,917,885	5,471,470	—	—
Restricted cash - noncurrent (1)	—	—	19,208,228	10,878,968
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$12,273,334	$11,915,969	$48,217,327	$30,152,708

(1) Amounts included in restricted cash represent those required to be set aside by the Norwegian Bond Debt, as defined in Note 3 below. The restriction will lapse when the funds are used for the purchase of vessels or installation of scrubbers.

Impact of recently adopted Accounting Standards

Leases

As of January 1, 2019, we adopted ASU No. 2016-02, "Leases," as amended ("ASC 842" or the "new lease standard”). ASC 842 increases transparency and comparability among organizations by requiring a lessee to record right-of-use assets and related lease liabilities on its balance sheet when it commences an operating lease. The Company adopted ASC 842 using the modified retrospective transition method of adoption. Under this method, the cumulative effect of applying the new lease standard is recorded with no restatement of any comparative prior periods presented. The new lease standard will continue to classify leases as either financing or operating, with classification affecting the pattern of expense recognition. The accounting applied by a lessor under the new guidance will be substantially equivalent to current lease accounting guidance.

The following are the type of contracts that fall under ASC 842:

Time charter out contracts

Our shipping revenues are principally generated from time charters and voyage charters. In a time charter contract, the vessel is hired by the charterer for a specified period of time in exchange for consideration which is based on a daily hire rate. The charterer has the full discretion over the ports visited, shipping routes and vessel speed. The contract/charter party generally provides typical warranties regarding the speed and performance of the vessel. The charter party generally has some owner protective restrictions such that the vessel is sent only to safe ports by the charterer, subject always to compliance with applicable sanction laws, and carry only lawful or non-hazardous cargo. In a time charter contract, the Company is responsible for all the costs incurred for running the vessel such as crew costs, vessel insurance, repairs and maintenance and lubes. The charterer bears the voyage related costs such as bunker expenses, port charges and canal tolls during the hire period. The performance obligations in a time charter contract are satisfied over the term of the contract beginning when the vessel is delivered to the charterer until it is redelivered back to the Company. The charterer generally pays the charter hire in advance of the upcoming contract period. The Company determined that all time charter contracts are considered operating leases and therefore fall under the scope of ASC 842 because: (i) the vessel is an identifiable asset; (ii) the Company does not have substantive substitution rights; and (iii) the charterer has the right to control the use of the vessel during the term of the contract and derives the economic benefits from such use.

The transition guidance associated with ASC 842 allows for certain practical expedients to the lessors. The Company elected not to separate the lease and non-lease components included in the time charter revenue because the pattern of revenue recognition for the lease and non-lease components (included in the daily hire rate) is the same. The daily hire rate represents the hire rate for a bare boat charter as well as the compensation for expenses incurred running the vessel such as crewing expense, repairs, insurance, maintenance and lubes. Both the lease and non-lease components are earned by passage of time.

The adoption of ASC 842 did not materially impact our accounting for time charter out contracts. The revenue generated from time charter out contracts is recognized on a straight-line basis over the term of the respective time charter agreements, which are recorded as part of revenues, net in our Condensed Consolidated Statements of Operations for the three months ended March 31, 2020 and 2019.

Time charter in contracts

        The Company did not have any time charter in contracts as of March 31, 2020 and as of the date of adoption, which would have resulted in recognition of right-of-use assets and the corresponding liabilities on the Condensed Consolidated Balance Sheet for time charter in contracts greater than 12 months on the date of adoption of ASC 842. The Company elected the practical expedient of ASC 842 that allows for time charter in contracts with an initial lease term of less than 12 months to be excluded from the operating lease right-of-use assets and lease liabilities recognized on our Condensed Consolidated Balance Sheet as of January 1, 2019. The Company did not have any time charter in contracts less than 12 months on the date of adoption and for the three months ended March 31, 2020.

         Under ASC 842, leases are classified as either finance or operating arrangements, with such classification affecting the pattern and classification of expense recognition in an entity's income statement. For operating leases, ASC 842 requires recognition in an entity’s income statement of a single lease expense, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. Right-of-use assets represent a right to use an underlying asset for the lease term and the related lease liability represents an obligation to make lease payments pursuant to the contractual terms of the lease agreement.

 In connection with its adoption of ASC 842, the Company elected the "package of 3" practical expedients permitted under the transition guidance, which exempts the Company from reassessing:
•whether any expired or existing contracts are or contain leases.
•any expired or existing lease classifications
•initial direct costs for any existing lease.

Additionally, the Company elected, consistent with the practical expedient allowed under the transition guidance of ASC 842 to not separate the lease and non-lease components related to a lease contract and to account for them instead as a single lease component for the purposes of the recognition and measurement requirements of ASC 842.

Revenue recognition

Voyage charters
In a voyage charter contract, the charterer hires the vessel to transport a specific agreed-upon cargo for a single voyage, which may contain multiple load ports and discharge ports. The consideration in such a contract is determined on the basis of a freight rate per metric ton of cargo carried or occasionally on a lump sum basis. The charter party generally has a minimum amount of cargo. The charterer is liable for any short loading of cargo or "dead" freight. The voyage contract generally has standard payment terms of 95% freight paid within three days after completion of loading. The voyage charter party generally has a "demurrage" or "despatch" clause. As per this clause, the charterer reimburses the Company for any delays that exceed the agreed to laytime at the ports visited, with the amounts recorded as demurrage revenue. Conversely, the charterer is given credit if the loading/discharging activities happen within the allowed laytime which is known as despatch and results in a reduction of revenue. In a voyage charter contract, the performance obligations begin to be satisfied once the vessel begins loading the cargo. The Company determined that its voyage charter contracts consist of a single performance obligation of transporting the cargo within a specified time period. Therefore, the performance obligation is met evenly as the voyage progresses, and the revenue is recognized on a straight- line basis over the voyage days from the commencement of the loading of cargo to completion of discharge.
The voyage contracts are considered service contracts which fall under the provisions of ASC 606 because the Company, as the shipowner, retains control over the operations of the vessel such as directing the routes taken or the vessel speed. The voyage contracts generally have variable consideration in the form of demurrage or despatch. The amount of revenue earned as demurrage or despatch paid by the Company for the three months ended March 31, 2020 and 2019 was $0.5 million and $1.0 million, respectively.
The following table shows the revenues earned from time charters and voyage charters for the three months ended March 31, 2020 and 2019:

	Three Months Ended
	March 31, 2020	March 31, 2019

Time charters	$11,820,102	$12,732,023
Voyage charters	17,381,998	18,050,291
	$29,202,100	$30,782,314

Contract costs
In a voyage charter contract, the Company bears all voyage related costs such as fuel costs, port charges and canal tolls. These costs are considered contract fulfillment costs because the costs are direct costs related to the performance of the contract and are expected to be recovered. The costs incurred during the period prior to commencement of loading the cargo, primarily bunkers, are deferred as they represent setup costs and recorded as a current asset and are amortized on a straight-line basis as the related performance obligations are satisfied. As of March 31, 2020, the Company recognized $0.2 million of deferred costs which represents bunker expenses and charter-hire expenses incurred prior to commencement of loading. These costs, are recorded in Other current assets on the Condensed Consolidated Balance Sheet.
Financial Instruments - Credit Losses
On January 1, 2020, the Company adopted ASC 2016-13, "Financial Instruments - Credit Losses" ("ASC 326"). The accounting standard amends the current financial instrument impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. Under the new guidance, an entity recognizes as an allowance its estimate of lifetime expected credit losses will result in more timely recognition of such losses. The Company adopted the accounting standard using the prospective transition approach as of January 1, 2020. The cumulative effect upon adoption was not material to our condensed consolidated financial statements.
The adoption of ASC 326 primarily impacted our trade receivables recorded on our Condensed Consolidated Balance Sheet as of March 31, 2020. The Company maintains an allowance for credit losses for expected uncollectable accounts receivable, which is recorded as an offset to accounts receivable and changes in such are classified as voyage expense in the Condensed Consolidated Statements of Operations as of March 31, 2020 and 2019. Upon adoption of ASC 326, the Company assessed collectability by reviewing accounts receivable on a collective basis where similar characteristics exist and on an individual basis when we identify specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considered historical collectability based on past due status and made judgments about the creditworthiness of customers based on ongoing credit evaluations. The Company also considered customer-specific information, current market conditions and reasonable and supportable forecasts of future economic conditions to inform adjustments to historical loss data. For the three months ended March 31, 2020, our assessment considered business and market disruptions caused by COVID-19 and estimates of expected emerging credit and collectability trends. The continued volatility in market conditions and evolving shifts in credit trends are difficult to predict variability which may have a material impact on our allowance for credit losses in future periods. The allowance for credit losses on accounts receivable was $2.0 million as of March 31, 2020 and $1.7 million as of December 31, 2019.

Note 2. Vessels and vessel improvements

As of March 31, 2020, the Company’s operating fleet consisted of 24 drybulk vessels.

        During 2018, the Company entered into a series of agreements to purchase 15 scrubbers which were fitted on the Company's vessels. The actual costs including installation is approximately $2.2 million per scrubber. The Company completed installation of all 15 scrubbers as of March 31, 2020 and recorded $33.5 million in Vessels and vessel improvements in the Condensed Consolidated Balance Sheet.

        During 2018, the Company entered into a contract for the installation of ballast water treatment systems ("BWTS") on 23 of our owned vessels. The projected costs, including installation, is approximately $0.5 million per BWTS. The Company intends to complete the installation during scheduled drydockings. As of March 31, 2020, the Company completed installation of BWTS on eight vessels and recorded $3.4 million in Vessels and vessel improvements in the Condensed Consolidated Balance Sheet. Additionally, the Company recorded $1.1 million as advances paid for BWTS as a noncurrent asset in the Condensed Consolidated Balance Sheet as of March 31, 2020.

        The Vessel and vessel improvements activity for the three months ended March 31, 2020 is below:

Vessels and vessel improvements, at December 31, 2019	$343,187,687
Purchase of Vessels and Vessel Improvements	89,545
Scrubbers and BWTS	13,094,205
Vessel depreciation expense	(4,619,442)
Vessels and vessel improvements, at March 31, 2020	$351,751,995

Note 3. Debt

Long-term debt consists of the following:

	March 31, 2020	December 31, 2019
Norwegian Bond Debt	$188,000,000	$188,000,000
Debt discount and debt issuance costs - Norwegian Bond Debt	(3,778,904)	(4,132,690)
Less: Current Portion - Norwegian Bond Debt	(8,000,000)	(8,000,000)
Norwegian Bond Debt, net of debt discount and debt issuance costs	176,221,096	175,867,310
Super Senior Facility	2,500,000	—
Debt issuance costs - Super Senior Facility	(144,535)	—
Super Senior Facility, net of debt issuance costs	2,355,465	—
Total long-term debt	$178,576,561	$175,867,310

Norwegian Bond Debt

        On November 28, 2017, Eagle Bulk Shipco LLC, a wholly-owned subsidiary of the Company ("Shipco" or "Issuer") issued $200,000,000 in aggregate principal amount of 8.250% Senior Secured Bonds (the "Bonds" or the "Norwegian Bond Debt"). After giving effect to an original issue discount of approximately 1% and deducting offering expenses of $3.1 million, the net proceeds from the issuance of the Bonds were approximately $195.0 million. These net proceeds from the Bonds, together with the proceeds from the New First Lien Facility and cash on hand, were used to repay all amounts outstanding, including accrued interest under various debt facilities outstanding at that time and to pay expenses associated with the refinancing transactions. Shipco incurred $1.3 million in other financing costs in connection with the transaction. Interest on the Bonds accrues at a rate of 8.25% per annum and the Bonds will mature on November 28, 2022. The Norwegian Bond Debt is guaranteed by the Issuer's subsidiaries and secured by mortgages over 24 vessels (the "Shipco Vessels"), pledges of the equity of the Issuer and its subsidiaries and certain assignments.

The Issuer may redeem some or all of the outstanding Bonds on the terms and conditions and prices set forth in the bond terms. Upon a change of control of the Company, each holder of the Bonds has the right to require that the Issuer purchase all or some of the Bonds held by such holder at a price equal to 101% of the nominal amount, plus accrued interest.

The bond terms contain certain financial covenants that the Issuer’s leverage ratio, defined as the ratio of outstanding bond amount and any drawn amounts under the Super Senior Facility less consolidated cash balance to the aggregate book value of the Shipco Vessels, must not exceed 75.0%, and its subsidiaries’ free liquidity must at all times be at least $12.5 million. Shipco is in compliance with its financial covenants under the Bond Terms as of March 31, 2020.

During 2019, the Company sold four vessels, Kestrel, Thrasher, Condor and Merlin, for combined net proceeds of $29.3 million. Additionally, the Company sold one vessel, Thrush, in 2018 for net proceeds of $10.8 million. Pursuant to the Bond Terms governing the Norwegian Bond Debt, the proceeds from the sale of vessels are to be held in a restricted account to be used for the financing of the acquisition of additional vessels by Shipco and for partial funding of scrubbers. As a result, the Company recorded the proceeds from the sale of these vessels as restricted cash - current in the Condensed Consolidated Balance Sheet as of March 31, 2020. During the fourth quarter of 2019, Shipco acquired one modern Ultramax vessel for $20.1 million which was paid from the restricted cash - current. As of March 31, 2020, the Company used $18.0 million of proceeds received from the sale of Shipco Vessels for the financing of scrubbers.

The Bond Terms also contain certain events of default. The bond terms also contain certain customary negative covenants that may restrict the Company's and the Issuer's ability to take certain actions.

Super Senior Facility

On December 8, 2017, Shipco entered into the Super Senior Revolving Facility Agreement (the "Super Senior Facility"), which provides for a revolving credit facility in an aggregate amount of up to $15.0 million. The proceeds of the Super Senior Facility are expected to be used (i) to acquire additional vessels or vessel owners and (ii) for general corporate and working capital purposes of Shipco and its subsidiaries. The Super Senior Facility matures on August 28, 2022. Shipco incurred $0.3 million as other financing costs in connection with the transaction.

As of March 31, 2020, the availability under the Super Senior Facility was $12.5 million.

The outstanding borrowings under the Super Senior Facility bear interest at LIBOR plus 2.00% per annum and commitment fees of 40% of the applicable margin on the undrawn portion of the facility. For each loan that is requested under the Super Senior Facility, Shipco must repay such loan along with accrued interest on the last day of each interest period relating to the loan.

Shipco’s obligations under the Super Senior Facility are guaranteed by the limited liability companies that are subsidiaries of Shipco and the legal and beneficial owners of 24 vessels in the Company’s fleet (the “Eagle Shipco Vessel Owners”), and are secured by, among other things, mortgages over such vessels. The Super Senior Facility ranks super senior to the Bonds with respect to any proceeds from any enforcement action relating to security or guarantees for both the Super Senior Facility and the Bonds.

The Super Senior Facility contains certain covenants that, subject to certain exceptions and qualifications, limit Shipco’s and its subsidiaries’ ability to, among other things, do the following: make distributions; carry out any merger, other business combination, or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact other than on arm’s-length terms; enter into sale and leaseback transactions; engage in certain chartering-in of vessels; or dispose of shares of Eagle Shipco Vessel Owners. Additionally, Shipco’s leverage ratio must not exceed 75% and its subsidiaries’ free liquidity must at all times be at least $12.5 million. Also, the total commitments under the Super Senior Facility will be cancelled if (i) at any time the aggregate market value of the security vessels for the Super Senior Facility is less than 300% of the total commitments under the Super Senior Facility or (ii) if Shipco or any of its subsidiaries redeems or otherwise repays the Bonds so that less than $100.0 million is outstanding under the Bond Terms. Shipco is in compliance with its financial covenants under the Super Senior Facility as of March 31, 2020.

The Super Senior Facility also contains certain customary events of default customary to transactions of this type.

Interest rates

        For the three months ended March 31, 2020, the interest rate on our outstanding debt under the Norwegian Bond Debt was 8.25%. The weighted average effective interest rate including the amortization of debt discount and debt issuance costs for the three months ended March 31, 2020 was 8.91%. Additionally, we paid commitment fees of 40% of the margin on the undrawn portion of the Super Senior Revolver Facility.

        For the three months ended March 31, 2019, the interest rate on the Norwegian Bond Debt was 8.25%. The weighted average effective interest rate including the amortization of debt discount and debt issuance costs for this period was 8.96%. Additionally, we paid commitment fees of 40% of the margin on the undrawn portion of the Super Senior Revolver Facility.

Interest expense consisted of:

	Three Months Ended
	March 31, 2020	March 31, 2019
Norwegian Bond Debt interest and commitment fees under Super Senior Facility	$3,910,776	$4,042,500
Amortization of deferred financing costs	361,543	348,571
Total Interest Expense	$4,272,319	$4,391,071

Note 4. Related Party transactions

        On December 8, 2017, Shipco entered into a commercial and technical management agreement with Eagle Bulk Management LLC, a wholly-owned subsidiary of the Parent Company, for performance of technical and commercial services to vessels owned by Shipco at a fee of $150,000 per vessel per annum for commercial management services and $135,000 per vessel per annum for technical management services. In addition, Shipco is required to pay 1% of the purchase or sale price of every new vessel purchased or sold. Shipco also entered into an overhead sharing agreement which provides for an additional fee allocation of cash general and administrative expenses of Eagle Bulk Management LLC, less the technical and commercial management fees already paid, based on relative vessel ownership days of Shipco to the total consolidated vessel ownership days of the Parent Company and all of its subsidiaries. The term of the agreements shall continue thereafter until terminated in writing by one of the parties. The agreement may be terminated with or without cause by any party upon 30 days' prior written notice to other parties.

        For the three months ended March 31, 2020, the Company incurred $1.7 million for technical and commercial management fees to Eagle Bulk Management LLC for the Shipco Vessels. Additionally, the Company incurred $1.5 million as additional fee allocation as per the overhead sharing agreement for the three months ended March 31, 2020. As of March 31, 2020, the Company had $1.3 million of accounts payable to Eagle Bulk Management LLC, which is included in the accounts payable in the Condensed Consolidated Balance Sheet.
        For the three months ended March 31, 2019, the Company incurred $1.8 million for technical and commercial management fees to Eagle Bulk Management LLC for the Shipco Vessels. Additionally, the Company incurred $1.9 million as additional fee allocation as per the overhead sharing agreement.

Note 5. Derivative Instruments and Fair Value Measurements

Forward freight agreements, bunker swaps and freight derivatives

The Company trades in forward freight agreements (“FFAs”) and bunker swaps, with the objective of utilizing this market as economic hedging instruments that reduce the risk of specific vessels to changes in the freight market. The Company’s FFAs and bunker swaps have not qualified for hedge accounting treatment. As such, unrealized and realized gains are recognized as a component of other expense in the condensed consolidated statement of operations and other current assets and Fair value of derivatives in the Condensed Consolidated Balance Sheets. Derivatives are considered to be Level 2 instruments in the fair value hierarchy.

        The effect of non-designated derivative instruments on the Condensed Consolidated Statements of Operations:

		For the three months ended
Derivatives not designated as hedging instruments	Location of (gain)/loss recognized	March 31, 2020	March 31, 2019
FFAs	Other income	$—	$(761,296)
Total		$—	$(761,296)

Cash Collateral Disclosures

        The Company does not offset fair value amounts recognized for derivatives by the right to reclaim cash collateral or the obligation to return cash collateral. The amount of collateral to be posted is defined in the terms of respective master agreement executed with counterparties or exchanges and is required when agreed upon threshold limits are exceeded. The Company had no cash collateral related to derivative instruments under its collateral security arrangements as of March 31, 2020 and December 31, 2019. As of March 31, 2020, the Company had no open positions in FFAs.

Fair Value Measurements

        The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

        Cash, cash equivalents and restricted cash-the carrying amounts reported in the Condensed Consolidated Balance Sheets for interest-bearing deposits approximate their fair value due to their short-term nature thereof.

        Debt-the carrying amounts of borrowings under the Norwegian Bond Debt and Super Senior Facility (prior to application of the discount and debt issuance costs) including the revolving credit agreement approximate their fair value, due to the variable interest rate nature thereof.

        The Company defines fair value, establishes a framework for measuring fair value and provides disclosures about fair value measurements. The fair value hierarchy for disclosure of fair value measurements is as follows:

        Level 1 - Quoted prices in active markets for identical assets or liabilities. Our Level 1 non-derivatives include cash, money-market accounts and restricted cash accounts.

        Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable. Our Level 2 non-derivatives include debt balances under the Norwegian Bond Debt and Super Senior Facility.

        Level 3 - Inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Assets and liabilities measured at fair value:

		Fair Value
	Carrying Value (4)	Level 1	Level 2
March 31, 2020
Assets
Cash and cash equivalents (1)	$12,273,334	$12,273,334	$—
Liabilities
Norwegian Bond Debt (2)	$188,000,000	$—	$128,780,000
Super Senior Facility (3)	$2,500,000	$—	$2,500,000

		Fair Value
	Carrying Value (4)	Level 1	Level 2
December 31, 2019
Assets
Cash and cash equivalents (1)	$11,915,969	$11,915,969	$—
Liabilities
Norwegian Bond Debt (2)	$188,000,000	$—	$192,626,680

(1) Includes restricted cash (current and non-current) of $2.9 million at March 31, 2020 and $5.5 million at December 31, 2019.
(2) The fair value of the Norwegian Bond Debt is based on the last trades on March 23, 2020 and December 31, 2019 on Bloomberg.com.
(3) The fair value of the Super Senior Facility is based on the required repayment to the lenders if the debt was discharged in full on March 31, 2020.
(4) The outstanding debt balances represent the face value of the debt excluding debt discount and debt issuance costs.

Note 6. Commitments and Contingencies

Legal Proceedings

The Company is involved in legal proceedings and may become involved in other legal matters arising in the ordinary course of its business. The Company evaluates these legal matters on a case-by-case basis to make a determination as to the impact, if any, on its business, liquidity, results of operations, financial condition or cash flows.

Note 7. Issuer only condensed financial statements

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$8,230,280	$6,359,929
Restricted cash - current	2,917,885	5,471,470
Prepaid expenses	68,145	60,469
Total current assets	11,216,310	11,891,868
Noncurrent assets:
Investment in subsidiaries	365,184,179	363,360,635
Deferred financing costs - Super Senior Facility	—	166,111
Total noncurrent assets	365,184,179	363,526,746
Total assets	$376,400,489	$375,418,614
LIABILITIES & STOCKHOLDER'S EQUITY:
Current liabilities:
Accrued interest	$5,295,775	$1,415,333
Other accrued liabilities	21,744	111,706
Current portion of long-term debt - Norwegian Bond Debt	8,000,000	8,000,000
Total current liabilities	13,317,519	9,527,039
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	176,221,096	175,867,310
Super Senior Facility, net of debt issuance costs	2,355,465	—
Total noncurrent liabilities	178,576,561	175,867,310
Total liabilities	191,894,080	185,394,349

Stockholder's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	360,092,997	360,092,997
Accumulated Deficit	(175,586,588)	(170,068,732)
Total Stockholder's equity	184,506,409	190,024,265
Total liabilities and Stockholder's equity	$376,400,489	$375,418,614

           EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Interest expense	$4,272,319	$4,391,071
Interest income	(35,442)	(246,095)
Other income, net	—	(761,296)
Total other expenses, net	4,236,877	3,383,680
Equity in net (loss)/income of subsidiaries	(1,280,979)	4,404,677
Net (loss)/income and Comprehensive (loss)/ income	$(5,517,856)	$1,020,997

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
Net cash (used in)/provided by operating activities	$(92,530)	$7,585,674

Cash flows from investing activities:
Dividends received from subsidiaries	—	10,468,662
Investment in subsidiaries	(3,104,523)	—
Net cash (used in)/provided by investing activities	(3,104,523)	10,468,662

Cash flows from financing activities:
Proceeds from Super Senior Facility	2,500,000	—
Other financing costs	13,819	—
Net cash provided by financing activities	2,513,819	—

Net (decrease)/increase in cash, cash equivalents and restricted cash	(683,234)	18,054,336
Cash, cash equivalents and restricted cash at beginning of period	11,831,399	30,142,302
Cash, cash equivalents and restricted cash at end of period	$11,148,165	$48,196,638

Supplemental cash flow information:
Cash paid during the period for interest	$30,333	$—

Notes to the Unconsolidated Condensed Financial Statements

Basis of Presentation

        In the Issuer-only condensed financial statements, the Eagle Bulk Shipco LLC investment in subsidiaries is accounted for under the equity method of accounting. The paid-in capital represents capital contributions by the Parent Company.

Note 8. Subsequent Events

On June 18, 2020, the Company borrowed $12.5 million from the Super Senior Facility revolving credit facility. The proceeds are to be used for general corporate and working capital purposes of Shipco and its subsidiaries.

Subsequent events have been evaluated by the Company through June 22, 2020, the date these consolidated financial statements were available to be issued.